EXHIBIT 99.1

Contact: John Sharkey 631-231-0333

400 Oser Ave Hauppauge, NY 11788

TSR, INC. TO REMAIN INDEPENDENT

Hauppauge, NY (May 30, 2017) -- TSR, Inc., (Nasdaq: TSRI) (“TSR” or the “Company”), announced today that the Company will not pursue the previously disclosed proposal made by Zeff Capital, L.P. (“Zeff Capital”) to acquire all of the outstanding shares of TSR Common Stock not already owned by Zeff Capital or its affiliates for $6.15 per share, in cash. Zeff Capital owned 140,627 shares of TSR’s Common Stock, which represents approximately 7.2% of TSR’s issued and outstanding Common Stock as of May 18, 2017. The Company’s Board of Directors has determined that it is in the best interests of the Company and its stockholders to remain independent and to continue to execute the Company’s business plans on a standalone basis. Joseph Hughes, Chairman and Chief Executive Officer of the Company, stated that “Delivering value to stockholders over the long term remains a paramount objective for the Board and the Company”.

Certain statements contained herein are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties, including, but not limited to, those described in the Company’s filings under the Securities Exchange Act of 1934, as amended.